UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Nuckols Road, Suite 325, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective June 23, 2017, Eastern Virginia Bankshares, Inc., a Virginia corporation (“EVBS”) completed its previously announced merger (the “Merger”) with Southern National Bancorp of Virginia, Inc., a Virginia corporation (“SONA” or the “Continuing Corporation”), pursuant to an Agreement and Plan of Merger, dated December 13, 2016, as amended, between EVBS and SONA, including the related Plan of Merger (together, the “Merger Agreement”). Pursuant to the Merger Agreement, at the effective time of the Merger, EVBS merged with and into SONA, with SONA surviving as the continuing corporation and immediately following the Merger, EVB, a Virginia banking corporation and EVBS’s wholly-owned subsidiary, merged with and into SONA’s wholly-owned subsidiary, Sonabank, a Virginia banking corporation, with Sonabank surviving and continuing its corporate existence under the name “Sonabank.”

Pursuant to the Merger Agreement, holders of EVBS common stock received 0.6313 shares (the “Exchange Ratio”) of SONA common stock for each outstanding share of EVBS common stock held immediately prior to the effective time of the Merger and holders of Non-Voting Mandatorily Convertible Non-Cumulative Preferred Stock, Series B of EVBS (the “EVBS Series B Preferred Stock”) received 0.6313 shares of SONA common stock for each share of EVBS Series B Preferred Stock held immediately prior to the effective time of the Merger (collectively, the “Merger Consideration”). Each share of SONA common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Immediately prior to the effective time of the Merger, each option to purchase shares of EVBS common stock granted under an EVBS stock plan vested and was converted into and became an option to purchase shares of common stock of the Continuing Corporation (each, an “Assumed Option”), which was adjusted (i) by multiplying the number of shares of common stock that could be purchased under the Assumed Option by the Exchange Ratio and rounding down to the nearest share and (ii) by dividing the per share exercise price of the option by the Exchange Ratio and rounding up to the nearest cent. The Continuing Corporation assumed each Assumed Option in accordance with the terms of the EVBS stock plan and award agreement by which it is evidenced.

Immediately prior to the effective time of the Merger, each share of EVBS common stock subject to time-based or performance-based vesting restrictions granted under an EVBS stock plan vested in full and automatically converted into unrestricted shares of common stock of the Continuing Corporation, less the amount of any required withholding tax, based on the Exchange Ratio. In addition, the Continuing Corporation assumed the EVBS stock plans at the effective time of the Merger, only with respect to the Assumed Options.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibits 2.2, 2.2.1, and 2.2.2, collectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, EVBS notified The NASDAQ Stock Market (“NASDAQ”) on June 23, 2017 that, at the effective time of the Merger, each share of EVBS's common stock issued and outstanding immediately prior to such time, was automatically cancelled and converted into the right to receive the Merger Consideration. On June 23, 2017, EVBS requested that NASDAQ suspend trading in EVBS’s common stock and promptly file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister shares of EVBS’s common stock. Accordingly, trading in EVBS’s common stock on NASDAQ was suspended prior to the commencement of trading on June 26, 2017. Following the effectiveness of such Form 25, the Continuing Corporation, as successor to EVBS, intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that shares of EVBS's common stock be deregistered and that EVBS’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

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Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

On June 23, 2017, pursuant to the terms of the Merger Agreement, SONA completed the acquisition of EVBS through the merger of EVBS with and into SONA, with SONA continuing as the Continuing Corporation. As a result of the Merger, each share of EVBS’s common stock and each share of the EVBS Series B Preferred Stock issued and outstanding immediately prior to such time was automatically cancelled and converted into the right to receive the Merger Consideration. The aggregate amount paid by SONA for the Merger Consideration was approximately 11.6 million shares of SONA common stock, which had a value of approximately $198.8 million based on the closing price of SONA common stock on June 23, 2017.

On June 23, 2017, at the effective time of the Merger and in accordance with the terms of the Merger Agreement, five former EVBS directors, John F. Biagas, W. Rand Cook, F.L. Garrett, III, Eric A. Johnson and Joe A. Shearin, were appointed to the board of directors of SONA and J. Mikesell Thomas was designated as an observer to the board of directors of SONA.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2017, EVBS held a special meeting of shareholders (the “Special Meeting”) in Fairfax, Virginia. At the Special Meeting, the shareholders of EVBS were asked to consider and vote on the following proposals: (1) to approve the Merger Agreement, pursuant to which EVBS would merge with and into SONA (the “Merger Proposal”), (2) to approve, in a non-binding advisory vote, certain compensation that may become payable to EVBS’s named executive officers in connection with the Merger (the “Compensation Proposal”), and (3) to adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). At the Special Meeting, the Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of EVBS common stock entitled to vote at the Special Meeting and the Compensation Proposal was approved by the affirmative vote of a majority of the outstanding shares of EVBS common stock voted on the proposal.

As of April 24, 2017, the record date for the Special Meeting, there were 13,117,393 shares of EVBS common stock issued and outstanding and eligible to be voted at the Special Meeting. At the Special Meeting, there were present in person or by proxy 9,481,816 shares of EVBS’s common stock, which constituted a quorum to conduct business at the Special Meeting.

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The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1.	The Merger Proposal.

For	Against	Abstain	Broker Non-Votes
9,303,004	127,774	51,037	0

2.	The Compensation Proposal.

For	Against	Abstain	Broker Non-Votes
8,959,040	422,054	100,722	0

3.	The Adjournment Proposal.

The Adjournment Proposal was withdrawn, as it was not necessary due to the approval by EVBS’s shareholders of the Merger Proposal.

Item 7.01	Regulation FD Disclosure.

On June 23, 2017, EVBS and SONA issued a joint press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.2	Agreement and Plan of Merger, dated as of December 13, 2016, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.2 to EVBS’s Current Report on Form 8-K filed December 14, 2016).

2.2.1	Amendment to Agreement and Plan of Merger, dated as of March 8, 2017, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to EVBS’s Current Report on Form 8-K filed March 9, 2017).

2.2.2	Amendment No. 2 to Agreement and Plan of Merger, dated as of April 5, 2017, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to EVBS’s Current Report on Form 8-K filed April 5, 2017).

99.1	Joint Press Release of Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc., dated June 23, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
(as successor to Eastern Virginia Bankshares, Inc.)

Date: June 26, 2017	By:	/s/ J. Adam Sothen
J. Adam Sothen
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.2	Agreement and Plan of Merger, dated as of December 13, 2016, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.2 to EVBS’s Current Report on Form 8-K filed December 14, 2016).

2.2.1	Amendment to Agreement and Plan of Merger, dated as of March 8, 2017, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to EVBS’s Current Report on Form 8-K filed March 9, 2017).

2.2.2	Amendment No. 2 to Agreement and Plan of Merger, dated as of April 5, 2017, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to EVBS’s Current Report on Form 8-K filed April 5, 2017).

99.1	Joint Press Release of Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc., dated June 23, 2017.

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